EXHIBIT 99.1

Donegal Group Inc. Declares Quarterly Dividend

MARIETTA, Pa., Dec. 17, 2009 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) reported that its board of directors today declared a regular quarterly cash dividend payable February 15, 2010 of $.1125 per share of Class A common stock and $.10 per share of Class B common stock to stockholders of record as of the close of business on February 1, 2010.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and six Midwestern states (Iowa, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin).

CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President & Chief Financial
           Officer
          (717) 426-1931
          Fax: (717) 426-7009
          jeffmiller@donegalgroup.com